EXHIBIT 10.(iii)


                 DEFERRED COMPENSATION TRUST FOR MONROE BANCORP


         (a) This Agreement made this ________ day of December, 1998 by and between Monroe Bancorp (the "Company") and First Merchants Bank, N.A. and its successors and assigns (the "Trustee");

                                  WITNESS THAT:
         (b) WHEREAS, the Company has promised to compensate the executives and directors of the Company and its subsidiaries (the "Employees") for services rendered to the Company or the subsidiaries by means of providing them with retirement benefits payable as provided under the Monroe Bancorp Directors' Deferred Compensation Plan and the Monroe Bancorp Executives' Deferred Compensation Plan (the "Plans");
         (c) WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Employees and their beneficiaries in such manner and at such times as specified in the Plans;
         (d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purposes of providing deferred compensation for a "select group of management or highly compensated employees" for purposes of Title I of the Employee Retirement Income Security Act of 1974;
         (e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;
         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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         Section 1.        Establishment of Trust.
         (a) The Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
         (b) The Trust hereby established shall be irrevocable by the Company.
         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Employees and general creditors as herein set forth. Employees and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Employees and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.
         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor Employees or any beneficiaries shall have any right to compel such additional deposits, pursuant to this Trust Agreement.

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         Section 2.        Payments to Employees and Their Beneficiaries.
         (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates (i) the amounts payable in respect of the Employees (or their beneficiaries), reduced by any amount to be withheld for the payment of any federal, state or local taxes, (ii) the form in which such amount is to be paid (as provided for or available under the Plans), and (iii) the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make the net payments to Employees and their beneficiaries in accordance with such Payment Schedule. The Trustee shall distribute the amount withheld from the Employee's or beneficiary's payment for taxes (as determined by the Company) to the Company, and the Company shall make provision and be responsible for the reporting of the withheld taxes and shall pay the withheld taxes to the appropriate taxing authorities.
         (b) The entitlement of the Employees or their beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.
         (c) The Company may make payment of benefits directly to Employees or their beneficiaries as they become due under the terms of the Plans. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Employees or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement, the Company shall make the balance of each such amount as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient.

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         Section 3.        Trustee Responsibility Regarding Payments to Trust
Beneficiary When Company is Insolvent.
         (a) Trustee shall cease payment of benefits to the Employees and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) The Company is unable to pay its debts as they become due, or (ii) The Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
                  (1) The Board of Directors and the Chief Financial Officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Employees or their beneficiaries.
                  (2) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's insolvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

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                  (3) If at any time Trustee has determined that Company is
Insolvent, Trustee shall discontinue payments to Employees or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Employees or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.
                  (4) Trustee shall resume the payment of benefits to the Employees or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Employees or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Employees or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
         Section 4.        Payments to Company.
         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Employees and their beneficiaries pursuant to the terms of the Plans.
         Section 5.        Investment Authority.
         (a) Trustee may invest in any kind of property it deems suitable and proper, except that in no event may Trustee invest in securities (including stock or rights to acquire stock) or

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obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Employees.
         (b) The Company shall have the right, at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.
         Section 6.        Disposition of Income.
         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
         Section 7.        Accounting by Trustee.
         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within 180 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being show separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal, or resignation, as the case may be.

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         Section 8.        Responsibility of Trustee.
         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between The Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
         (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.
         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.
         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of

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the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
         Section 9.        Compensation and Expenses of Trustee.
         The Trustee, and any successor corporate Trustee hereunder, shall be entitled to receive compensation for its services in accordance with its published schedule of charges in effect at the time such services are rendered. In addition to the foregoing fees, compensation may be paid to any Authorized Party (as defined in Section 13) and to any special Trustee in accordance with the provisions of this Agreement. Any Authorized Party shall also be entitled to receive and retain from any money market fund or similar entity payments as authorized under Rule 12b-1 of the Investment Company Act, in connection with the distribution of such fund's or entity's securities.
         The Company may pay all administrative and Trustee's fees and expenses at its sole discretion. If not so paid, the fees and expenses shall be paid from the Trust.
         Section 10.       Resignation and Removal of Trustee.
         (a) Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and Trustee agree otherwise.
         (b) Trustee may be removed by the Company on 90 days notice or upon shorter notice accepted by Trustee.

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         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.
         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
         Section 11.       Appointment of Successor.
         (a) If Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably required by the Company or the successor Trustee to evidence the transfer.
         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior

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Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
         Section 12.       Amendment or Termination.
         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or shall make the Trust revocable.
         (b) The Trust shall not terminate until the date on which Employees and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
         (c) Upon written approval of the Employees or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.
         Section 13.       Miscellaneous.
         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
         (b) Benefits payable to Employees and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.
         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Indiana.

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         Section 14.       Effective Date.
         The effective date of this Trust Agreement shall be January 1, 1999.

                                      * * *

         IN WITNESS WHEREOF, the Company and Trustee have caused this Trust Agreement to be signed on their behalf by their respective officers the day and year first above written.

                                         MONROE BANCORP


                                         By

ATTEST:                                  Its




Its


                                         FIRST MERCHANTS BANK, N.A.


                                         By

ATTEST:                                  Its




Its



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